                                                                       Exhibit 5
                                                                       ---------

                                                        Moore & Van Allen PLLC
                                                        Attorneys at Law

                                                        Suite 4700
                                                        100 North Tryon Street
                                                        Charlotte, NC 28202-4003

                                                        T    704 331 1000
                                                        F    704 331 1159
                                                        www.mvalaw.com


July 20, 2001

Red Hat, Inc.
2600 Meridian Parkway
Durham, North Carolina 27713

Re: 41,948 Shares of Red Hat, Inc. Common Stock to Be Sold Pursuant to a Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Red Hat, Inc., a Delaware corporation (the "Company"), in connection with the filing by the Company with the U.S. Securities and Exchange Commission (the "SEC") of a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933 with respect to 41,948 shares of the Company's common stock, par value $.0001 per share (the "Shares"), issued pursuant to an Agreement and Plan of Reorganization (the "Akopia Agreement"), dated as of January 17, 2001, by and among the Company, Seminole Acquisition Co., Akopia, Inc. ("Akopia"), the stockholders of Akopia and Brett Pinegar as securityholder agent.

In giving this opinion, we have reviewed copies of the Akopia Agreement, the Registration Statement and such other documents and have made such other inquiries and investigations of law as we have deemed necessary or appropriate as a basis for the opinion hereinafter expressed. In such review, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the conformity to the original document of all documents submitted to us as certified or photostatic copies, the authenticity of the originals of such documents and all documents submitted to us as original documents, the correctness of all statements of fact contained in all such original documents and the lack of any undisclosed termination, modification, waiver or amendment in respect of any document reviewed by us. As to any facts material to this opinion, we have relied upon statements and representations of officers and other representatives of the Company.

Based upon the foregoing, we are of the opinion that the Shares to be offered and sold pursuant to the Registration Statement are legally issued, fully paid, and nonassessable.

This opinion is delivered to you solely for your use in connection with the Registration Statement and may not be used or relied upon by you for any other purpose or by any other person without our prior written consent. We consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading "Legal Matters" in the prospectus included in the Registration Statement.

Very truly yours,

/s/ Moore & Van Allen, PLLC